Exhibit 10.40

February 18, 2020

Dr. William V. Williams

CEO

BriaCell Therapeutics Corporation

Suite300

Bellevue Centre, 235 –15th Street

West Vancouver, BC V7T2X1

RE: Extension of Loan Agreement Maturity Date

Dear Dr. Williams,

Regarding the Loan Agreements between Clearit LLC and BriaCell Therapeutics Corporation dated December 3, 2019 and January 27, 2020, Clearit LLC, without penalty, hereby extends the maturity dates of each Loan Agreement from March 2, 2020 to March 20, 2020.

Sincerely,

Martin E. Schmieg

Chief Executive Officer

1l Togan Way, Marblehead, MA 01945 * Tel. 1 (215) 300-9400* Email: clearittattoo@gmail.com